Exhibit 31.01

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Walter Thomas Price III, Managing Member of Beeland Management Company, L.L.C., the general partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), do hereby certify that:

1. I have reviewed this report on Form 10-Q for the period ending June 30, 2004 (the “Report”) of the Partnership;

2. Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

3. Based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership as of, and for, the periods presented in the Report;

4. The Partnership’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15e) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Partnership and we have:

(i)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Report is being prepared;

(ii)	designed such internal control over financing reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(iii)	evaluated the effectiveness of the Partnership’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(iv)	disclosed in the report any change in the Partnership’s internal control over financial reporting that occurred during the Partnership’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting; and

5. The Partnership’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Partnership’s auditors and the audit committee of the Partnership’s board of directors (or persons performing the equivalent functions):

(i)	all significant deficiencies in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data and have identified for the Partnership’s auditors any material weaknesses in internal controls; and

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.

By:	/s/ Walter Thomas Price III
Walter Thomas Price III
Managing Member
August 16, 2004

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